DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS -Dreyfus California AMT-Free Municipal Cash Management Registration No. 811-3954
Sub-Item 77O 10f-3 Transactions

On October 26, 2007, Dreyfus California AMT-Free Municipal Cash Management Fund, a series of Dreyfus Tax Exempt Cash Management Funds (the “Fund”), purchased $10,000,000 of common stock issued by California State Revenue Anticipation Notes – Rated: MIG-1(Moody’s)/SP-1+ (S&P)/F1+ (Fitch) - CUSIP # 13063ALR3 (the “Notes”). The Notes were purchased from Bank of America, a member of the underwriting syndicate offering the Notes. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Alamo Capital
Alta Vista Financial, Inc.
Backstrom McCarley Berry & Co., LLC
Banc Of America Securities LLC
Bear, Stearns & Co. Inc.
Citi
City National Securities, Inc.
Comerica Securities
E.J. De La Rosa & Co., Inc.
Fidelity Capital Markets Services
George K. Baum & Company
Goldman, Sachs & Co.
Great Pacific Securities, Inc.
Grigsby & Associates, Inc.
Henderson Capital Partners, LLC
JPMorgan
Lehman Brothers
Mellon Financial Markets, LLC
Merrill Lynch & Co.
M.L. Stern & Co., LLC
Morgan Stanley & Co. Incorporated
RBC Capital Markets
Siebert Brandford Shank & Co., LLC
SL Hare Capital, Inc.
Southwest Securities, Inc.
Stone & Youngberg
UBS Securities LLC
Wachovia Bank, National Association
Wells Fargo Institutional Securities, LLC

DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS -Dreyfus Tax Exempt Cash Management Registration No. 811-3954
Sub-Item 77O 10f-3 Transactions

On October 26, 2007, Dreyfus Tax Exempt Cash Management Fund, a series of Dreyfus Tax Exempt Cash Management Funds (the “Fund”), purchased $15,000,000 of common stock issued by California State Revenue Anticipation Notes – Rated: MIG-1(Moody’s)/SP-1+ (S&P)/F1+ (Fitch) - CUSIP # 13063ALR3 (the “Notes”). The Notes were purchased from Bank of America, a member of the underwriting syndicate offering the Notes. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Alamo Capital
Alta Vista Financial, Inc.
Backstrom McCarley Berry & Co., LLC
Banc Of America Securities LLC
Bear, Stearns & Co. Inc.
Citi
City National Securities, Inc.
Comerica Securities
E.J. De La Rosa & Co., Inc.
Fidelity Capital Markets Services
George K. Baum & Company
Goldman, Sachs & Co.
Great Pacific Securities, Inc.
Grigsby & Associates, Inc.
Henderson Capital Partners, LLC
JPMorgan
Lehman Brothers
Mellon Financial Markets, LLC
Merrill Lynch & Co.
M.L. Stern & Co., LLC
Morgan Stanley & Co. Incorporated
RBC Capital Markets
Siebert Brandford Shank & Co., LLC
SL Hare Capital, Inc.
Southwest Securities, Inc.
Stone & Youngberg
UBS Securities LLC
Wachovia Bank, National Association
Wells Fargo Institutional Securities, LLC

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/25/08

4th Quarter 2007